EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS (LOSS)
                        (In thousands, except per share data)

                                                                   Three Months Ended
                                                                       March 31,
Basic Per Share Earnings (Loss)                                      1999      1998



Average shares outstanding during period                            21,898    21,306
                                                                   =======   =======



Net loss                                                           $  (591)  $(1,117)

Undeclared cumulative dividends on
    preferred stock                                                    (50)      (50)
                                                                   -------   -------
Net loss applicable to common shares                               $  (641)  $(1,167)
                                                                   =======   =======




Basic net loss per common share                                    $  (.03)  $  (.05)
                                                                   =======   =======

                                      EXHIBIT 11

                  COMPUTATION OF PER SHARE EARNINGS  (LOSS) (Cont'd)
                        (In thousands, except per share data)

                                                                   Three Months Ended
                                                                       March 31,
Diluted Per Share Earnings (Loss)                                    1999      1998



Average shares outstanding during period                            21,898    21,306

Employee stock options assumed exercised                                 -       598

Dilutive effect of convertible securities computed by the "if converted" method:

    Series A preferred stock                                            95        95
    Series B & C preferred stock                                     1,986     1,986
                                                                   -------   -------
                                                                    23,979    23,985
                                                                   =======    ======



Net loss applicable to common shares                               $  (591)   (1,117)
                                                                   =======    ======



Diluted net loss per common share                                  $  (.02)   $ (.05)
                                                                   =======    ======